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                                                                  Exhibit 10.43

                           KEY EMPLOYEE RETENTION PLAN

The Company recognizes that these are very difficult times in the environmental services industry and desires to provide its key employees with a written severance agreement which, when signed by the key employee and the Company, will entitle the key employee to those Severance Benefits described below in the event of a termination of his or her employment with the Company.

1. INVOLUNTARY TERMINATION. In the event that the key employee is terminated involuntarily for any reason other than for "cause", the Key Employee shall be entitled to receive the Severance Benefits described below. Termination for "cause" shall be deemed to have occurred only if the reason for such termination is any of the following:

        (i) A material breach of the Key Employee's fiduciary duty to the Company;

        (ii) Willful, or repeated neglect or violation of duties after having been previously warned of such neglect or violation; and

        (iii) Entry against the Key Employee of a guilty plea, or a conviction, judgment or order against the Key Employee in any proceeding or action before any court relating to a willful violation of any material law, rule or regulation relating to the business of the Company or any of its affiliates or involving moral turpitude.

2. CHANGE IN CONTROL OF THE COMPANY. In the event of a Change of Control, as defined below, and if within a period of 30 days after such Change of Control, the Key Employee shall either (i) terminate his or her employment with the Company for any reason, or (ii) shall not be offered a position with the Company (or such other entity as may result from such Change of Control, collectively "Successor"), equal to that which the Key Employee held with the Company prior to the Change of Control, the Key Employee shall be entitled to receive Severance Benefits. A position shall not be deemed to be "equal" to that which the Key Employee held prior to the Change of Control if such position does not have an equal or better compensation package and similar job responsibilities, or its primary work location is not within 30 miles of such location prior to the Change of Control.

If the Key Employee shall accept a position with the Successor after the Change of Control and the Successor shall thereafter, within a period of two (2) years from the Change of Control, change the Key Employee position so as not to be equal to the Key Employee position prior to the Change in Control, and if the Key Employee shall thereafter within a period of 30 days terminate his/her employment with the Successor, the Key Employee shall be entitled to Severance Benefits.

A Change of Control shall be deemed to have occurred if the Company is a party to any merger, consolidation or sale of assets, or there is a tender offer for the Company's common stock, or a contestable election of the Company's Directors and as a result of any such event, either (i) the directors of the Company in office immediately before such event cease to constitute a majority of the Board of Directors of the Company, or of the Company succeeding to the Company's business, or (ii) any company, person or entity (including one or more persons and/or entities acting in concert as a group) other than an affiliate of the Company, gains "control" (ownership of more than fifty percent (50%) of the outstanding voting stock of the Company) over the Company. The concept of "control" shall be deemed to mean the direct or indirect ownership, beneficially or of record, of voting stock of the Company. Notwithstanding the foregoing, it shall NOT be deemed a Change of Control if the Company is "taken private" whereby the Company's stock ceases to be registered under the Securities Act of 1933, if the current major stockholder of the Company (Alan S. McKim) continues to maintain a role as an Executive Officer of the Company and he or his family continues to own at least 25% of the outstanding voting stock of the Company or any successor thereto.

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3.    SEVERANCE BENEFITS. Severance Benefits shall consist of payment of one year's base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company's normal executive salary payment policies, plus one year of continued medical, dental, life insurance and other benefits, if any, available to the Key Employee at the time of his or her termination of employment. Notwithstanding the foregoing, in the case of Severance Benefits which arise as a result of a Change of Control of the Company, the base salary portion of Severance Benefits shall be paid in full, (less applicable federal, state and/or local income tax withholding) no later than thirty (30) days after termination of employment which gives rise to the Severance Benefits. If the Key Employee shall not have obtained new employment upon termination of employment with the Company, the Key Employee shall also be entitled to receive up to $15,000 in payment by the Company to an executive out placement firm chosen by the Key Employee to assist the Key Employee in finding new employment.

 4. NON-COMPETITION AGREEMENT. In order to be eligible to participate in the Key Employee Retention Plan, a Key Employee must have entered into the Company's current form of one year non-competition agreement.

5. UN-FUNDED PLAN. Participants in the Key Employee Retention Plan should be advised that the benefits under this Plan have not been funded by the Company, and beneficiaries of the Plan thus become general creditors of the Company.